Exhibit 23.1.10

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2012, with respect to the balance sheets of ATEL Managing Member, LLC (formerly known as ATEL Associates 14, LLC) as of December 31, 2011 and 2010 included in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1, No. 333-174418) and Prospectus of ATEL 15, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams, LLP

San Francisco, California

April 17, 2012